POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS:

            That the undersigned has made, constituted and appointed, and by these presents does make, constitute and appoint John C. Batty, John F. McGrath, Jr., or Ruth M. Vogelsang, and each of them, as my true and lawful attorney, in my name, place and stead, to sign, execute and deliver on my behalf and in consequence of my capacity as an officer and/or director of Network Equipment Technologies, Inc. (the "Company") one or more Statements of Changes in Beneficial Ownership of Securities on Form 3, Form 4, Form 5, and Rule 144 form(s) in substantially the form presented for my review but with such amendments, modifications or clarifications as such person shall in his discretion deem necessary or advisable, to be filed with the Securities and Exchange Commission and the New York Stock Exchange, giving and granting unto my said attorney full power and authority to do and perform all and every act and deed necessary to effectuate such intent.

            IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of September, 2002.

/s/ DAVID R. LAUBE
David R. Laube

/s/ TREVOR KEITH
Witness